Exhibit 99.1

Invesco Mortgage Capital Names Kevin Collins Chief Executive Officer and David Lyle President

Investor Relations Contact: Gregory Seals, 404-439-3323
Atlanta – April 14, 2026 — Invesco Mortgage Capital Inc. (the “Company”) (NYSE: IVR) today announced that President Kevin Collins will assume the role of Chief Executive Officer, effective May 1, 2026. Mr. Collins will succeed John Anzalone, who is retiring from the Company effective April 30 after an impactful nine-year tenure as CEO. To assist in the transition, Mr. Anzalone is expected to remain in an advisory role to the Company through October 1. Mr. Collins is a seasoned veteran of the mortgage securitization markets and has served in several capacities with the Company, dating back to his key role in its formation in 2009. He has served as President since 2017 and worked alongside Mr. Anzalone and the management team for the entirety of his tenure. He is also the Co-Head of Structured Investments for Invesco Fixed Income.
David Lyle will assume the role of President, also effective May 1. Mr. Lyle has served as Chief Operating Officer since 2017 and has been involved in the management of the Company since 2009. He is also the Co-Head of Structured Investments for Invesco Fixed Income with over 20 years of experience in securitized markets.
“I’m pleased to assume the role of CEO and look forward to building on the foundation that John and the management team have established,” said Mr. Collins. “John successfully guided Invesco Mortgage Capital through multiple market cycles and our transition to an agency-focused strategy. David and I look forward to continuing this momentum, alongside Brian Norris, our Chief Investment Officer and Mark Gregson, our Chief Financial Officer, with a commitment to disciplined investment management, consistent performance, and strengthened investor engagement.”
Invesco Mortgage Capital has recently taken steps to further promote alignment with investors, including transitioning this year from quarterly to monthly dividend distributions. In addition to better meeting the cash-flow needs of income investors, this new approach affords the Company an opportunity to provide stockholders with monthly touchpoints, including portfolio, book value, and leverage updates.
“We are excited for Kevin and the management team to lead the Company through its next phase of growth. Their deep understanding of the mortgage REIT industry and extensive investment expertise, together with longstanding relationships with key counterparties and investors, uniquely qualify them to provide strategic leadership to the Company and foster meaningful engagement with stockholders,” said Don Liu, Chair of the Invesco Mortgage Capital Board of Directors. “As we welcome a new CEO, we sincerely thank John for his leadership and his valuable contributions to Invesco Mortgage Capital.”
About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm. Additional information is available at www.invescomortgagecapital.com.
Cautionary Notice Regarding Forward-Looking Statements
This press release may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.
All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.